Exhibit 4.35

[Note: Translation from the original agreement written in Chinese]

Amendment to the Sixth Amended and Restated Business Operations Agreement

This Amendment was executed on August 15, 2013 in Beijing by the following parties:

Party A: eLongNet Information Technology (Beijing) Co., Ltd.

Address: 10 Jiuxianqiao Street, Chaoyang District Beijing

Legal Representative: Guangfu Cui

Party B: Beijing Asiamedia Interactive Advertising Co., Ltd.

Address: 2nd Floor, Xingke Plaza C, 10 Jiuxianqiao Street, Chaoyang District Beijing

Legal Representative: Guangfu Cui

Party C: Guangfu Cui

Address: No.1, XiangHongqi Street, Haidian District, Beijing

ID No.: []

WHEREAS:

1.	On December 26, 2012, Party A and Party B entered into the Sixth Amended and Restated Business Operations Agreement (the “Business Operations Agreement”).

2.	Due to the development of the business, on July 31, 2013, eLong Information Technology Co., Ltd. increased the registered capital of Beijing Media from RMB1,000,000 to RMB30,000,000.

NOW THEREFORE, Party A and Party B hereby agree to amend certain terms of the Loan Agreement as set forth below:

1.	As Party B’s equity interest in Beijing Media has changed from 50% to 1.67%, therefore the corresponding descriptions of the shareholding of Party B in the Business Operations Agreement are hereby changed to 1.67%.

2.	Other than the amendment noted above, no other changes are made to the Business Operations Agreement.

3.	This Amendment shall be effective as of the date first set forth above, and shall constitute an integral part of the Business Operations Agreement. In the event of any conflict between the terms of this Amendment and the Business Operations Agreement, the terms of this Amendment shall prevail. Matters not explicitly set forth in this Amendment shall be governed by the Business Operations Agreement.

4.	This Amendment is in triplicate and each Party holds one copy. Each original has the same legal effect.

[No text hereunder]

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Exhibit 4.35

1.1	This Agreement is executed by Chinese in quadruplicate and each party holds one copy, which shall have the same legal effect.

[No text hereunder]

Party A: eLongNet Information Technology (Beijing) Co., Ltd.

Signature of Authorized Representative:	[seal of eLongNet Information Technology (Beijing) Co., Ltd.]
/s/ Cui Guangfu

Party B: Beijing Asiamedia Interactive Advertising Co., Ltd.

Signature of Authorized Representative:	[seal of Beijing Asiamedia Interactive Advertising Co., Ltd.]
/s/ Cui Guangfu

Party C: Cui Guangfu

Signature:	/s/ Cui Guangfu

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